Exhibit 99.1

Verisk Reports Second-Quarter 2024 Financial Results

•	Consolidated revenues were $717 million, up 6.2%, and up 6.0% on an organic constant currency (OCC) basis for the second quarter of 2024.
•	Income from continuing operations was $308 million, up 50.7% for the second quarter of 2024. Adjusted EBITDA, a non-GAAP measure, was $397 million, up 8.8%, and up 8.5% on an OCC basis.
•

Diluted GAAP earnings per share from continuing operations (diluted EPS) were $2.15 for the second quarter of 2024, up 52.5%. Diluted adjusted earnings per share (diluted adjusted EPS), a non-GAAP measure, were $1.74, up 15.2%.

•	Net cash provided by operating activities was $212 million, up 9.7% and free cash flow, a non-GAAP measure, was $154 million, up 14.3% for the second quarter of 2024.
•

We paid a cash dividend of 39 cents per share on June 28, 2024, and repurchased $150 million of our common shares during the second quarter of 2024. Our Board of Directors approved a cash dividend of 39 cents per share payable September 30, 2024, an increase of 15% from 2023.

JERSEY CITY, N.J., July 31, 2024 — Verisk (Nasdaq: VRSK), a leading global data analytics and technology provider, today announced results for the second quarter ended June 30, 2024.

Lee Shavel, president and CEO, Verisk: "Our second quarter financial results reflect the strength of our subscription-based model and cost discipline. In an increasingly dynamic environment, our clients have a growing appreciation for Verisk's ability to help them move faster and increase accuracy through intelligent automation. We remain energized about the opportunity ahead, our ability to capitalize on it and drive long-term value for our clients and shareholders alike."

Elizabeth Mann, CFO, Verisk: "Verisk delivered 6.0% OCC revenue growth, with 8.3% subscription growth, partially offset by a difficult comparison for the transactional revenues. Our strong operating leverage and cost discipline led to 8.5% OCC adjusted EBITDA growth and 15.2% adjusted EPS growth. We continue to invest our strong free cash flow in future growth opportunities while also returning capital to shareholders through dividends and repurchases."

Summary of Results (GAAP and Non-GAAP) from Continuing Operations

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Change	2024	2023	Change
Revenues	$717	$675	6.2%	$1,421	$1,327	7.1%
Income from continuing operations	308	204	50.7	527	399	32.2
Adjusted EBITDA	397	365	8.8	778	706	10.3
Diluted EPS attributable to Verisk	2.15	1.41	52.5	3.67	2.67	37.5
Diluted adjusted EPS	1.74	1.51	15.2	3.36	2.79	20.4
Net cash provided by operating activities	212	193	9.7	592	558	6.1
Free cash flow	154	135	14.3	479	439	9.3

Revenues from Continuing Operations

Consolidated and OCC revenues increased 6.2% and 6.0%, respectively, with growth contributions from both underwriting and claims within Insurance.

Revenues and Revenue Growth

(in millions)

Note: OCC revenue growth is a non-GAAP measure.

			Revenue Growth
	Three Months Ended		Three Months Ended
	June 30,		June 30, 2024
	2024	2023	Reported	OCC
Underwriting	$508	$478	6.2%	6.0%
Claims	209	197	6.3	5.8
Insurance	$717	$675	6.2	6.0

			Revenue Growth
	Six Months Ended		Six Months Ended
	June 30,		June 30, 2024
	2024	2023	Reported	OCC
Underwriting	$1,006	$939	7.2%	6.9%
Claims	415	388	6.9	5.3
Insurance	$1,421	$1,327	7.1	6.4

Insurance revenues grew 6.2% in the second quarter and 6.0% on an OCC basis.

•

Underwriting revenues increased 6.2% in the quarter and 6.0% on an OCC basis, primarily due to our forms, rules and loss cost services and extreme event solutions. Specialty business and life solutions also contributed to the growth.

•	Claims revenues increased 6.3% in the quarter and 5.8% on an OCC basis, primarily due to growth in our anti-fraud solutions and property estimating solutions.

Income and Adjusted EBITDA from Continuing Operations

During second-quarter 2024, income from continuing operations was $308 million, an increase of 50.7%. The increase in income from continuing operations was primarily driven by net gains of $98.3 million associated with the settlement of retained interests related to the prior sales of our healthcare business in 2016 and our specialized markets business in 2022, and a net gain of $3.6 million on the early extinguishment of debt related to a cash tender of $400.0 million aggregate principal of our 2025 Senior Notes.

Adjusted EBITDA increased 8.8%, and 8.5% on an OCC basis, primarily due to strong revenue growth and cost discipline.

EBITDA and Adjusted EBITDA

(in millions)

Note: Consolidated EBITDA and Adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure. All OCC figures exclude results from the disposition of the Energy business.

	Three Months Ended June 30,
	EBITDA		EBITDA Growth	EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
			2024					2024	2024
	2024	2023	Reported	2024	2023	2024	2023	Reported	OCC	2024	2023
Insurance	$499	$365	36.8%	69.7%	54.1%	$397	$365	8.8%	8.5%	55.4%	54.1%

	Six Months Ended June 30,
	EBITDA		EBITDA Growth	EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
			2024					2024	2024
	2024	2023	Reported	2024	2023	2024	2023	Reported	OCC	2024	2023
Insurance	$879	$720	22.1%	61.9%	54.3%	$778	$706	10.3%	9.5%	54.8%	53.2%

Earnings Per Share and Diluted Adjusted Earnings Per Share

Diluted EPS attributable to Verisk increased 52.5% to $2.15 for the second quarter of 2024. Diluted adjusted EPS increased 15.2% to $1.74 for the second quarter of 2024, which reflects revenue and profit growth, a lower effective tax rate and a lower average share count due to our accelerated share repurchase program.

Cash Flow and Free Cash Flow

Net cash provided by operating activities was $212 million for the second quarter of 2024, up 9.7%, and free cash flow was $154 million, up 14.3%.

Dividend

On June 28, 2024, we paid a cash dividend of 39 cents per share of common stock issued and outstanding to the holders of record as of June 15, 2024.

On July 24, 2024, our Board of Directors approved a cash dividend of 39 cents per share of common stock issued and outstanding. The dividend is payable on September 30, 2024, to holders of record as of September 15, 2024.

Share Repurchases

During the second quarter of 2024, we initiated a $150 million Accelerated Share Repurchase program, which was completed in July 2024, resulting in a repurchase of 552,406 shares, at an average price of $271.54. As of June 30, 2024, we had $1.3 billion remaining under our share repurchase authorization.

2024 Financial Guidance

The company's financial outlook for 2024 remains unchanged and is as follows:

	Fiscal 2024 Guidance
	($ in millions, except per share amounts)
	Low	High
Revenue	$2,840	$2,900
Adjusted EBITDA	1,540	1,600
Adjusted EBITDA margin	54.0%	55.0%
Diluted adjusted EPS	$6.30	$6.60

Fixed asset depreciation & amortization	210	240
Intangible amortization	75	75
Effective tax rate	23.0%	25.0%
Capital expenditures	240	260

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, July 31, 2024, at 8:30 a.m. EDT (5:30 a.m. PDT, 12:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 800-715-9871 for U.S./Canada participants or 646-307-1963 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 800-770-2030 for U.S./Canada participants or 647-362-9199 for international participants using Conference ID #1730953.

About Verisk

Verisk is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, extreme events, sustainability and political issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong.

Verisk is traded on the Nasdaq exchange and is a part of the S&P 500 Index and the Nasdaq-100 Index.

For more information, please visit www.verisk.com.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements, including those related to our financial guidance. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise except as required by law.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense, net; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related adjustments (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related adjustments (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale), and nonrecurring gain/loss associated with cost-based and equity-method investments that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar. Accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

We are not able to provide a reconciliation of projected Adjusted EBITDA, Adjusted EBITDA margin, and Diluted Adjusted EPS to the most directly comparable expected GAAP results because of the unreasonable effort and high unpredictability of estimating certain items that are excluded from non-GAAP Adjusted EBITDA, Adjusted EBITDA margin, and Diluted Adjusted EPS, including, for example, tax consequences, acquisition-related costs, gain/loss from dispositions and other non-recurring expenses, the effect of which may be significant.

Attached Financial Statements

Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of June 30, 2024 and December 31, 2023

	June 30, 2024	December 31, 2023
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$632.1	$302.7
Accounts receivable, net of allowance for doubtful accounts of $19.5 and $15.1, respectively	479.1	334.2
Prepaid expenses	83.9	84.5
Income taxes receivable	76.1	23.5
Other current assets	36.0	65.2
Total current assets	1,307.2	810.1
Noncurrent assets:
Fixed assets, net	623.8	604.9
Operating lease right-of-use assets, net	181.4	191.7
Intangible assets, net	433.1	471.7
Goodwill	1,758.5	1,760.8
Deferred income tax assets	30.6	30.8
Other noncurrent assets	433.3	496.1
Total assets	$4,767.9	$4,366.1
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$244.9	$340.8
Short-term debt and current portion of long-term debt	516.8	14.5
Deferred revenues	572.7	375.1
Operating lease liabilities	26.9	33.1
Income taxes payable	10.0	7.9
Total current liabilities	1,371.3	771.4
Noncurrent liabilities:
Long-term debt	2,552.4	2,852.2
Deferred income tax liabilities	192.9	210.1
Operating lease liabilities	193.4	195.6
Other noncurrent liabilities	22.6	14.6
Total liabilities	4,332.6	4,043.9
Commitments and contingencies (Note 16)
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 142,460,614 and 143,308,729 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,942.8	2,872.3
Treasury stock, at cost, 401,542,424 and 400,694,309 shares, respectively	(9,389.2)	(9,037.5)
Retained earnings	6,833.3	6,416.9
Accumulated other comprehensive income	43.3	58.2
Total Verisk stockholders' equity	430.3	310.0
Noncontrolling interests	5.0	12.2
Total stockholders’ equity	435.3	322.2
Total liabilities and stockholders’ equity	$4,767.9	$4,366.1

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Six Months Ended June 30, 2024 and 2023

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions, except for share and per share data)
Revenues	$716.8	$675.0	$1,420.8	$1,326.6
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	219.4	216.9	447.2	433.1
Selling, general and administrative	101.5	86.8	194.4	165.8
Depreciation and amortization of fixed assets	59.0	46.5	116.4	91.1
Amortization of intangible assets	18.2	18.8	36.7	36.5
Total operating expenses, net	398.1	369.0	794.7	726.5
Operating income	318.7	306.0	626.1	600.1
Other income (expense):
Net gain on early extinguishment of debt	3.6	—	3.6	—
Investment gain (loss)	99.8	(6.2)	96.5	(7.3)
Interest expense, net	(29.1)	(31.6)	(58.0)	(58.0)
Total other income (expense), net	74.3	(37.8)	42.1	(65.3)
Income from continuing operations before income taxes	393.0	268.2	668.2	534.8
Provision for income taxes	(85.2)	(63.9)	(141.0)	(136.1)
Income from continuing operations	307.8	204.3	527.2	398.7
Loss from discontinued operations net of tax benefit (expense) of $0.0, $0.9, $0.0, and $(0.2), respectively (Note 7)	—	(7.5)	—	(145.5)
Net income	307.8	196.8	527.2	253.2
Less: Net loss attributable to noncontrolling interests	0.3	0.1	0.5	—
Net income attributable to Verisk	$308.1	$196.9	$527.7	$253.2
Basic net income per share attributable to Verisk:
Income from continuing operations	$2.16	$1.41	$3.69	$2.69
Loss from discontinued operations	—	(0.05)	—	(0.98)
Basic net income per share attributable to Verisk:	$2.16	$1.36	$3.69	$1.71
Diluted net income per share attributable to Verisk:
Income from continuing operations	$2.15	$1.41	$3.67	$2.67
Loss from discontinued operations	—	(0.06)	—	(0.97)
Diluted net income per share attributable to Verisk:	$2.15	$1.35	$3.67	$1.70
Weighted-average shares outstanding:
Basic	142,705,508	144,834,494	143,001,836	148,433,375
Diluted	143,293,222	145,500,121	143,633,378	149,104,720

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three and Six Months Ended June 30, 2024 and 2023

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions)
Cash flows from operating activities:
Net income	$307.8	$196.8	$527.2	$253.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	59.0	46.5	116.4	91.1
Amortization of intangible assets	18.2	18.8	36.7	36.5
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.9	0.5	1.3	0.6
Provision for doubtful accounts	3.5	2.9	6.9	5.5
Net gain on early extinguishment of debt	(3.6)	—	(3.6)	—
Loss on sale of assets	—	6.9	—	135.3
Impairment of cost-based investments	—	6.5	1.0	6.5
Stock-based compensation expense	12.4	10.0	25.6	33.9
Net gain upon settlement of investment in non-public companies	(98.3)	—	(98.3)	—
Deferred income taxes	(9.5)	2.3	(17.8)	(16.7)
Loss on disposal of fixed assets	0.2	—	0.2	(0.1)
Acquisition related liability adjustment	—	(22.0)	—	(22.0)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	4.1	58.2	(151.8)	(127.2)
Prepaid expenses and other assets	16.4	(4.5)	25.2	(37.4)
Operating lease right-of-use assets, net	7.1	10.0	13.7	12.9
Income taxes	(40.7)	(74.2)	17.3	8.0
Accounts payable and accrued liabilities	0.4	31.5	(99.0)	(0.9)
Deferred revenues	(62.9)	(86.6)	197.9	174.7
Operating lease liabilities	(4.5)	(10.5)	(11.8)	(13.1)
Other liabilities	1.2	(0.2)	5.3	17.4
Net cash provided by operating activities	211.7	192.9	592.4	558.2
Cash flows from investing activities:
Acquisitions and purchase of additional controlling interest, net of cash acquired of $0.0, $7.0, $1.8, and $8.0, respectively	—	(46.1)	(23.4)	(83.3)
Proceeds from sale of assets	—	—	—	3,066.4
Investments in non-public companies	1.8	—	0.5	(0.8)
Proceeds received upon settlement of investment in non-public companies	112.1	—	112.1	—
Capital expenditures	(57.8)	(58.2)	(113.0)	(119.4)
Escrow funding associated with acquisitions	—	(3.8)	—	(3.8)
Other investing activities, net	—	(0.2)	—	(0.3)
Net cash provided by (used in) investing activities	56.1	(108.3)	(23.8)	2,858.8

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original issue discount	590.2	—	590.2	495.2
Payment of debt issuance costs	(5.6)	(1.2)	(5.6)	(6.7)
Payment on early extinguishment of debt	(396.4)	—	(396.4)	—
Repayment of short-term debt	—	—	—	(1,265.0)
Repayment of short-term debt with original maturities greater than three months	—	—	—	(125.0)
Repurchases of common stock	(127.5)	—	(327.5)	(2,000.0)
Share repurchases not yet settled	(22.5)	—	(22.5)	(500.0)
Payment of contingent liability related to acquisition	—	—	(8.5)	—
Proceeds from stock options exercised	35.0	56.5	63.2	114.9
Net share settlement of taxes from restricted stock and performance share awards	(0.5)	(1.4)	(12.6)	(13.7)
Dividends paid	(55.5)	(49.5)	(111.3)	(98.7)
Other financing activities, net	(3.1)	(1.2)	(5.9)	(2.8)
Net cash provided by (used in) financing activities	14.1	3.2	(236.9)	(3,401.8)
Effect of exchange rate changes	(2.2)	(11.0)	(2.3)	0.8
Net increase in cash and cash equivalents	279.7	76.8	329.4	16.0
Cash and cash equivalents, beginning of period	352.4	231.9	302.7	292.7
Cash and cash equivalents, end of period	$632.1	$308.7	$632.1	$308.7
Supplemental disclosures:
Income taxes paid	$135.3	$134.9	$141.4	$144.9
Interest paid	$46.0	$36.1	$55.1	$52.4
Noncash investing and financing activities:
Deferred tax liability established on date of acquisition	$—	$7.2	$1.4	$10.3
Net assets sold as part of disposition	$—	$—	$—	$3,211.8
Finance lease additions	$10.1	$6.9	$22.5	$13.1
Operating lease additions, net	$1.1	$(0.5)	$3.8	$25.8
Fixed assets included in accounts payable and accrued liabilities	$—	$0.1	$—	$0.3

Non-GAAP Reconciliations

Consolidated EBITDA, Adjusted EBITDA and Organic Adjusted EBITDA Reconciliation from Continuing Operations

(in millions)

Note: EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues.

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$307.8	42.9%	$196.8	29.2%	$527.2	37.1%	$253.2	19.1%
Less: Loss from discontinued operations	—	—	7.5	1.1	—	—	145.5	11.0
Income from continuing operations	307.8	42.9	204.3	30.3	527.2	37.1	398.7	30.1
Depreciation and amortization of fixed assets	59.0	8.2	46.5	6.9	116.4	8.2	91.1	6.9
Amortization of intangible assets	18.2	2.6	18.8	2.8	36.7	2.6	36.5	2.7
Interest expense, net	29.1	4.1	31.6	4.7	58.0	4.1	58.0	4.4
Provision for income taxes	85.2	11.9	63.9	9.4	141.0	9.9	136.1	10.2
EBITDA	499.3	69.7	365.1	54.1	879.3	61.9	720.4	54.3
Acquisition-related adjustments (earn-outs)	—	—	(6.4)	(1.0)	—	—	(21.4)	(1.6)
Impairment of cost-based investments	—	—	6.5	1.0	1.0	0.1	6.5	0.5
Nonoperational foreign currency loss on internal loan transaction	—	—	—	—	4.2	0.3	—	—
Litigation reserve, net of recovery	—	—	—	—	(4.7)	(0.3)	—	—
Net gain upon settlement of investment in non-public companies	(98.3)	(13.8)	—	—	(98.3)	(6.9)	—	—
Net gain on early extinguishment of debt	(3.6)	(0.5)	—	—	(3.6)	(0.3)	—	—
Adjusted EBITDA	397.4	55.4	365.2	54.1	777.9	54.8	705.5	53.2
Less: Adjusted EBITDA from acquisitions	(0.8)		0.1		(2.0)		0.2
Organic adjusted EBITDA	$396.6	55.7	$365.3	54.3	$775.9	55.1	$705.7	53.4

Results Summary, EBITDA and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended June 30,
	2024	2023
Revenues	$716.8	$675.0
Less: Revenues from acquisitions and dispositions	(4.4)	(2.8)
Organic revenues	$712.4	$672.2

EBITDA	$499.3	$365.1
Acquisition-related adjustments (earn-outs)	—	(6.4)
Impairment of cost-based investments	—	6.5
Net gain upon settlement of investment in non-public companies	(98.3)	—
Net gain on early extinguishment of debt	(3.6)	—
Adjusted EBITDA	397.4	365.2
Less: Adjusted EBITDA from acquisitions	(0.8)	0.1
Organic adjusted EBITDA	$396.6	$365.3

	Six Months Ended June 30,
	2024	2023
Revenues	$1,420.8	$1,326.6
Less: Revenues from acquisitions and dispositions	(12.2)	(4.7)
Organic revenues	$1,408.6	$1,321.9

EBITDA	$879.3	$720.4
Acquisition-related adjustments (earn-outs)	—	(21.4)
Impairment of cost-based investments	1.0	6.5
Nonoperational foreign currency loss on internal loan transaction	4.2	—
Litigation reserve, net of recovery	(4.7)	—
Net gain upon settlement of investment in non-public companies	(98.3)	—
Net gain on early extinguishment of debt	(3.6)	—
Adjusted EBITDA	777.9	705.5
Less: Adjusted EBITDA from acquisitions	(2.0)	0.2
Organic adjusted EBITDA	$775.9	$705.7

Adjusted EBITDA Margin Reconciliation

Note: Adjusted EBITDA margin is calculated as a percentage of revenues.

	Three Months Ended June 30, 2024
	2024	2023
EBITDA margin	69.7%	54.1%
Acquisition-related adjustments (earn-outs)	—	(1.0)
Impairment of cost-based investments	—	1.0
Net gain upon settlement of investment in non-public companies	(13.8)	—
Net gain on early extinguishment of debt	(0.5)	—
Adjusted EBITDA margin	55.4	54.1

	Six Months Ended June 30, 2024
	2024	2023
EBITDA margin	61.9%	54.3%
Acquisition-related adjustments (earn-outs)	—	(1.6)
Impairment of cost-based investments	0.1	0.5
Nonoperational foreign currency loss on internal loan transaction	0.3	—
Litigation reserve, net of recovery	(0.3)	—
Net gain upon settlement of investment in non-public companies	(6.9)	—
Net gain on early extinguishment of debt	(0.3)	—
Adjusted EBITDA margin	54.8	53.2

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating expenses	$398.1	$369.0	$794.7	$726.5
Less: Depreciation and amortization of fixed assets	(59.0)	(46.5)	(116.4)	(91.1)
Less: Amortization of intangible assets	(18.2)	(18.8)	(36.7)	(36.5)
Plus: Investment (gain) loss	(99.8)	6.2	(96.5)	7.3
Plus: Acquisition-related adjustments (earn-outs)	—	6.4	—	21.4
Less: Impairment of cost-based investments	—	(6.5)	(1.0)	(6.5)
Less: Nonoperational foreign currency loss on internal loan transaction	—	—	(4.2)	—
Plus: Litigation reserve, net of recovery	—	—	4.7	—
Plus: Net gain upon settlement of investment in non-public companies	98.3	—	98.3	—
Adjusted EBITDA expenses	$319.4	$309.8	$642.9	$621.1

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$307.8	$196.8	$527.2	$253.2
Less: Loss from discontinued operations	—	7.5	—	145.5
Income from continuing operations	307.8	204.3	527.2	398.7
Plus: Amortization of intangibles	18.2	18.8	36.7	36.5
Less: Income tax effect on amortization of intangibles	(4.7)	(4.7)	(9.5)	(9.1)
Less: Acquisition-related adjustment (earn-outs)	—	(6.4)	—	(21.4)
Plus: Income tax effect on acquisition-related adjustment (earn-outs)	—	1.7	—	5.5
Plus: Nonoperational foreign currency loss on internal loan transaction	—	—	4.2	—
Less: Income tax effect on nonoperational foreign currency loss on internal loan transaction	—	—	(1.0)	—
Plus: Impairment of cost-based investments	—	6.5	1.0	6.5
Less: Income tax effect on impairment of cost-based investments	—	(0.4)	(0.3)	(0.4)
Less: Litigation reserve, net of recovery	—	—	(4.7)	—
Plus: Income tax effect on litigation reserve, net of recovery	—	—	1.7	—
Less: Net gain upon settlement of investment in non-public companies	(98.3)	—	(98.3)	—
Plus: Income tax effect on net gain upon settlement of investment in non-public companies	28.5	—	28.5	—
Less: Net gain on early extinguishment of debt	(3.6)	—	(3.6)	—
Plus: Income tax effect on net gain on early extinguishment of debt	0.9	—	0.9	—
Adjusted net income	$248.8	$219.8	$482.8	$416.3

Diluted EPS attributable to Verisk	$2.15	$1.41	$3.67	$2.67
Diluted adjusted EPS	$1.74	$1.51	$3.36	$2.79

Weighted-average diluted shares outstanding	143.3	145.5	143.6	149.1

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Change	2024	2023	Change
Net cash provided by operating activities	$211.7	$192.9	9.7%	$592.4	$558.2	6.1%
Capital expenditures	(57.8)	(58.2)	(0.7)%	(113.0)	(119.4)	(5.4)%
Free cash flow	$153.9	$134.7	14.3%	$479.4	$438.8	9.3%